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                                                                   EXHIBIT 10.17
                    [RIVERSTONE NETWORKS, INC. LETTERHEAD]

                           RIVERSTONE NETWORKS,INC.
                          2000 EQUITY INCENTIVE PLAN

                           Nonstatutory Stock Option
                           -------------------------

     Nonstatutory Stock Option granted by Riverstone Networks, Inc., a Delaware corporation (the "Company"), to David Kirkpatrick (the "Optionee"), pursuant to the Company's 2000 Equity Incentive Plan (the "Plan").

1.   Grant of Option.
     ---------------

     This certificate evidences the grant by the Company on May 15, 2000 to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 500,000 shares of Common Stock of the Company (the "Shares") at a price of $3.50 per share (the "Exercise Price"). The Exercise Price represents the fair market value of the Shares on the date of grant as determined in good faith by the Company. The latest date on which this option may be exercised (the "Final Exercise Date") is May 14, 2010. It is intended that the option evidenced by this certificate shall not be an incentive stock option as defined in section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     This option became fully vested as of November 30, 2000. However, except as provided in the last sentence of this paragraph, this option will not be exercisable until the earliest to occur of (i) April 1, 2004, (ii) the date immediately following the date on which Cabletron Systems, Inc. ("Cabletron") distributes to its shareholders the stock of the Company owned by Cabletron (the "Spin-Off"), (iii) a Sale (as that term is defined in Section 9 of the Plan) of the Company, or (iv) the Optionee's death. Upon the earliest to occur of the dates or events described in (i), (ii), (iii), or (iv) of the immediately preceding sentence this option will be fully exercisable; provided, that in the event of a Sale, this option (to the extent not otherwise exercisable) may be exercised immediately prior to the Sale or at such earlier time, if any, as is necessary to allow the Optionee to participate in the Sale with respect to the Shares acquired upon exercise. If, prior to any of the events described in (i),
(ii), (iii) or (iv) above, Cabletron, by action of its board of directors, determines not to pursue its current intention to cause the Company to undergo an initial public offering or determines not to pursue its current intention to cause the Company to undergo a Spin-Off from Cabletron, and in connection therewith provides for conversion of this option into an option to acquire Cabletron stock, all as more fully described in Section 9 of the Plan, then (A) for purposes of determining the exercisability of the substitute Cabletron option, this option shall be deemed to have become fully exercisable immediately prior to such substitution, and (B) the restrictions on transfer described at Paragraph 5 below shall apply to the Cabletron stock subject to such substitute option.
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2.   Exercise of Option.
     ------------------

     This option shall not be exercisable except as specified under Paragraph 1 above. Each election to exercise this option shall be in writing signed by the Optionee or by his/her executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative") or by a Permitted Transferee of this option pursuant to Paragraph 5 below, and received by the Company at its principal office, accompanied by payment in full as provided in the Plan and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative or Permitted Transferee, of the authority of such person) as the Company may require. The purchase price may be paid by delivery of cash, check or money order acceptable to the Company, shares of Common Stock of the Company (held for more than six months) having a value equal to the exercise price, or, during such periods as the Common Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by any combination of the foregoing, subject to the provisions of the Plan; provided, that so much of the purchase price as equals the par value of the Shares being purchased shall be paid other than by personal check. To the extent consistent with Paragraph 1 above, this option shall continue to be exercisable (by the Optionee or by his Legal Representative or Permitted Transferee) until the Final Exercise Date regardless of the Optionee's employment status.

3.   Restrictions on Transfer -- Company Agreements
     ----------------------------------------------

     If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, and if the Committee determines that such restrictions should apply to shares acquired under one or more stock options, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Committee). Additionally, all shares acquired by the Optionee pursuant to this option shall be subject to any and all applicable restrictions on transfer, sale, encumbrance and other disposition imposed by the Securities Act of 1933, as amended, and other applicable securities laws.

4.   Withholding
     -----------

     If at the time this option is exercised the Company determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to the exercise, this option may not be exercised unless the Optionee (or, if this option has been transferred upon the Optionee's death to the Optionee's Legal Representative, the Legal Representative) pays to the Company, in cash, any withholding taxes arising in connection with the exercise or makes other arrangements satisfactory to the Company for the payment of such withholding taxes.

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5.   Limited Transferability of Option and Underlying Shares
     -------------------------------------------------------

     Except as provided in the following sentence, this option is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by the Optionee. Notwithstanding the immediately preceding sentence, but subject to the remaining provisions of this Paragraph 5, the Optionee may transfer this option in whole or in part by gift or similar gratuitous transfer to any transferee (a "Permittee Transferee") that is, or who is, (i) a family member of the Optionee or a trust, partnership or similar entity for the benefit of the Optionee or one or more family members, and (ii) a person within the scope of the exemption under Rule 701 (Securities Act of 1933) or, if the Company is public, within the scope of the Form S-8 rules, and (iii) a person having a relationship to the Optionee described in Section 267(b) of the Code.

     The Shares subject to this Option shall be subject to the following restrictions on transfer in addition to any other restrictions imposed by law or pursuant to Paragraph 3 above:

          (a) Except as provided at (b) through (d) below, no Shares acquired upon exercise of this option may be transferred by the Optionee or any Permitted Transferee of this Option, other than (i) from the Optionee to the Optionee's Legal Representative or (ii) from the Optionee or a Permitted Transferee to a Permitted Transferee;

          (b) From and after April 1, 2005, any Shares acquired upon exercise of this option may be transferred free of any restrictions other than those imposed by law or pursuant to Paragraph 3 above.

          (c) Prior to April 1, 2005, the Shares subject to this option shall become free of the transfer restrictions of (a) above as follows:

              (1) as to one-quarter (1/4th) of the Shares subject to this option, on April 1, 2001; and

              (2) as to an additional one forty-eighth (1/48th) of the Shares subject to this option on the first day of each calendar month beginning with May 1, 2001;

     provided, that in the event of a Spin-Off occurring while any of the Shares remains subject to the restrictions of (a) above, the lapse-of-restriction provisions of (c)(2) above shall be accelerated by three months so that an additional number of Shares, equal to three forty-eighths (3/48ths) of the Shares subject to this option (representing those shares that would otherwise have been last to become free of restrictions under (c)(2) above), shall thereupon become

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     immediately free of the restrictions of (a) above; further provided, that in the event of a Sale (as that term is defined at Section 9 of the Plan) in which this option is not assumed (and in connection with which no option of the acquiror or an affiliate thereof is substituted for this option), the following rules shall apply:

               (A) fifty (50%) percent of the Shares remaining subject to the transfer restrictions under (a) above, or, if the number of Shares remaining subject to such transfer restrictions is twenty-five (25%) percent or a lesser percentage of the original number of Shares subject to this option, the entirety of such Shares, shall become free of such restrictions immediately prior to the Sale or at such earlier time, if any, as is necessary to allow the Optionee to participate in the Sale with respect to such Shares; and

               (B) subject to (D) below, the Company shall cause to be established an escrow account (the "Escrow"), on terms reasonably satisfactory to the Optionee (or, where applicable, to the Optionee's Permitted Transferee) and at the Company's expense, to hold any Shares obtained upon exercise of this option as to which the transfer restrictions under (a) above have not lapsed after taking into account the other provisions of this (c) (including, without limitation, the provisions of clause (A) immediately preceding) (the "Escrow Shares") (and, notwithstanding such transfer restrictions, the Escrow Shares shall be transferred to the Escrow prior to the Sale); and

               (C) the Escrow Agent will be directed to transfer the Shares in connection with the Sale and the consideration payable with respect to the Escrow Shares shall be held in the Escrow until such time as the restrictions under (a) above with respect to the Shares relating to such consideration would have lapsed, at which time such consideration shall be paid over or delivered to the Optionee or to his Permitted Transferee free and clear of such restrictions; but

               (D) notwithstanding (B) and (C) above, if the Company in good faith determines that the establishment and administration of the Escrow in accordance with (B) and (C) above cannot reasonably be accomplished on terms that are reasonably compatible with the terms of the Sale, it shall make other arrangements, consistent with the purposes of this option and reasonably acceptable to the Optionee (or to a Permitted Transferee with respect to any portion of this option or any restricted Shares then held by such Permitted Transferee), to permit the Optionee or his Permitted Transferee(s) to participate in the Sale with respect to any portion of this option and any restricted Shares then held by such person;

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     further provided, that all of the Shares subject to this option shall become free of the restrictions of (a) above upon the death of the Optionee; and further provided, that no Shares shall become free of transfer restrictions under (c)(1) or (c)(2) above or the immediately preceding provisos unless, on the relevant date (or, in the case of the immediately preceding proviso, relating to the death of the Optionee, immediately prior to death), the Optionee is employed by at least one of Cabletron Systems, Inc., Aprisma Management Technologies, Inc., Enterasys Networks, Inc., GlobalNetwork Technology Services, Inc., the Company, or a subsidiary of any of them or any successor or assign of any of them; and

          (d) If at any time prior to full release of the Shares from the transfer restrictions of (a) above the Optionee goes on an unpaid leave of absence, then, except as determined by the Board or Committee under the Plan, the release dates set forth in (c)(1) and (c)(2) above shall be set back by the period of the leave, in a manner analogous to that described in
     Section 6.1(d) of the Plan.

Except as otherwise agreed to by the Company, the restrictions and any release therefrom set forth at (a) through (d) above shall apply ratably to the entirety of this option, whether or not some portion of this option has been transferred to one or more Permitted Transferees. The Company may require the Optionee or any Permitted Transferee to execute such agreements or undertakings, and shall take such other steps (including, without limitation, the placing of a restrictive legend on Shares subject to this Option), as the Company deems necessary or appropriate to enforce the provisions of this Paragraph 5.

6.   Provisions of the Plan
     ----------------------

     This option is subject in its entirety to the provisions of the Plan, a copy of which will be furnished to the Optionee upon request. All initially capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

     For purposes of Section 7.2(ii) under the Plan, the provision of services to any of Cabletron Systems, Inc., Aprisma Management Technologies, Inc., Enterasys Networks, Inc., GlobalNetwork Technology Services, Inc., the Company, or a subsidiary of any of them or any successor or assign of any of them will be deemed to be the consulting, service or similar relationship in respect of which the Optionee was granted this option.

     The grant of this option does not confer upon the Optionee any right to continued employment or other service with the Company or any related company, nor shall the loss of existing or potential profit in this option by reason of the termination of

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the Optionee's employment or other service or for any other reason constitute an element of damages in any claim.

7.   Notice
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     The Company shall provide notice to the Optionee of a Sale, Spin-off or other event affecting the exercisability, transferability, assumption or substitution of this option ("Notice"). The Notice shall be provided sufficiently prior to the event to allow the Optionee to participate in the Sale with respect to the Shares or to take such other action as is necessary to preserve the Optionee's rights under this option, but in any case at least two weeks prior to such event. The Notice shall be provided in writing by overnight delivery (signature required) and orally by telephone. The Notice shall be sent to the Optionee's address as reflected on the books and records of the Company, provided the Company shall use reasonable efforts to verify and, if necessary, determine the Optionee's current address.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                           RIVERSTONE NETWORKS, INC.


(CORPORATE SEAL)              By:  /s/  Romulus S. Pereira
                                   -----------------------

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New Hampshire law requires the following legend be sent along with the issuance of any options of private companies in New Hampshire: You should consider the terms and risks of this offering before you invest. No government regulator is recommending these securities. No government regulator has verified that this document is accurate or determined that it is adequate. It is a crime for anyone to tell you differently.

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